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                                                                    EXHIBIT 10.4

                          AGREEMENT TO PROVIDE GUARANTY

         THIS AGREEMENT TO PROVIDE GUARANTY (the "AGREEMENT") is made and entered into effective as of the 9th day of December, 2003, by and among REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation (the "COMPANY"), SUN CAPITAL, LLC, a North Dakota limited liability company ("SUN CAPITAL"), and each of the individual signatories to this Agreement, each of whom is a member of Sun Capital (the "INDIVIDUAL GUARANTORS") (Sun Capital and the Individual Guarantors are collectively referred to herein as the "GUARANTORS").

                                    RECITALS

         WHEREAS, the Company is in the business of designing, manufacturing and selling powersports products such as snowmobiles and ATVs; and

         WHEREAS, pursuant to a loan agreement by and between the Company and Community National Bank (the "BANK") dated November 26, 2003 (the "LOAN AGREEMENT"), the Bank will lend the Company money from time to time for the assembly of snowmobiles by Interstate Companies, Inc. at its facility in Fargo, North Dakota in an amount of up to an aggregate maximum amount of Two Million Dollars ($2,000,000) (the "LOAN"); and

         WHEREAS, the Loan is evidenced by a multiple advance promissory note in the aggregate maximum amount of Two Million Dollars ($2,000,000) dated November 26, 2003 (the "NOTE"), the payment of which is secured by a security interest in certain property of the Company pursuant to a security agreement between the Bank and the Company dated November 26, 2003 (the "SECURITY AGREEMENT"); and

         WHEREAS, the Company will notify GE Commercial Distribution Finance Corporation that all payments made to the Company shall be deposited into a Company account at the Bank (the "ASSIGNMENT") in connection with obtaining the Loan; and

         WHEREAS, the Bank is requiring that the Company obtain the guaranties of the seven (7) Guarantors to guarantee the payment of the Note, and the performance of all of the Company's obligations under the Loan Agreement, Security Agreement, and Assignment (collectively, the "OBLIGATIONS"); and

         WHEREAS, each of the Guarantors is willing to execute a guaranty for the benefit of the Company to guarantee the full performance and complete satisfaction of the Company's Obligations in accordance with the terms and conditions contained in this Agreement; and

         WHEREAS, the parties desire to commit to a certain future financing transaction in addition to the Loan, on terms described herein; and

         WHEREAS, each of the Guarantors is a member of Sun Capital, and will derive an economic benefit as a result of the consideration paid to Sun Capital hereunder.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

         1.)      Agreement to Provide Guaranties. Each of the Guarantors hereby agrees to execute a guaranty for the benefit of the Company, which guaranties shall be in a form satisfactory and acceptable to the Bank and the Company, in order to guarantee the full performance and complete satisfaction of any and all of the Company's Obligations under and pursuant to the Note, Loan Agreement, Security Agreement and Assignment. The Guarantors each further agree to take such actions in connection with the execution of such guaranties as may be deemed necessary by the Bank to guarantee the full performance and complete satisfaction of the Company's Obligations, including, without limitation, the pledge of collateral or other security interests.

         2.)      Consideration for Agreement to Provide Guaranties.

         (a) Guaranty fee. As consideration for the agreement of each of the Guarantors under this Agreement, Sun Capital shall be paid a monthly fee (the "GUARANTY FEE") in an amount equal to the difference between the monthly amount of interest that would be payable under the Note at an annual percentage rate of twenty-four percent (24%), and the monthly amount of interest paid to the Bank for the same monthly period. the Guaranty Fee shall be due and payable by the Company to Sun Capital not more than fifteen (15) days after the end of each month.

         (b) Initial Fee. As additional consideration for the agreement of each of the Guarantors under this Agreement, the Company shall pay Sun Capital an initial fee of Twenty Thousand Dollars ($20,000) (the "INITIAL FEE"), which represents one percent (1%) of Two Million Dollars ($2,000,000), the aggregate maximum amount of the Loan. The Initial Fee shall be due and payable by the Company to Sun Capital not more than five (5) days after the execution of this Agreement.

         3.)      Agreement to Make Loan Upon Termination of Loan Agreement or
Failure to Fund. If the Bank terminates the Loan Agreement or fails to make advances thereunder for any reason other than the Company's failure to make payments required under the Loan Agreement and Note, each of the Guarantors hereby agrees to execute a loan agreement and security agreement on substantially the same terms as the Loan Agreement and Security Agreement and to provide funding on substantially similar terms, through May 26, 2004. The Guarantors each further agree to take such actions in connection with the funding of such Loan as may be deemed necessary by the Company and the Guarantors to fully perform and completely provide such financing on terms substantially similar to the Loan Agreement, Security Agreement and related documents, including paying all amounts due to the Bank under the Loan. The parties expressly

                                       2.

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acknowledge and agree that, in the event the Guarantors execute loan agreements, security agreements and related financing documents to provide financing in accordance with this Section 3, the Guarantors shall be entitled to a first position security interest in the Company assets described in the Security Agreement upon making full payment of the Loan to the Bank.

         4.)      Subsequent Financing Transaction. It is expressly acknowledged and agreed that each of the parties hereto intend to enter into a subsequent debt financing transaction with the Bank or another bank or commercial lending institution, on the terms and for the period set forth in this Section 4 (the "SUBSEQUENT FINANCING TRANSACTION"). In the Subsequent Financing Transaction; the Company intends to borrow up to an aggregate maximum amount of Ten Million Dollars ($10,000,000) for working capital production purposes and each of the Guarantors shall execute a guaranty on terms acceptable to the Bank or another bank or commercial lending institution and an agreement to provide a guaranty to guarantee the Company's performance and satisfaction of its obligations under any and all documents memorializing the Subsequent Financing Transaction. Subject to the buyout provision set forth in Section 4(e) of this Agreement, the Company may enter into the Subsequent Financing Transaction or agreements documenting the Subsequent Financing Transaction at its discretion. The Guarantors shall be obligated to enter into the Subsequent Financing Transaction or agreements documenting the Subsequent Financing Transaction as may be requested by the Company, unless the Company is not current in performing its obligations under this Agreement. With respect to, and in connection with, the Subsequent Financing Transaction entered into among the Company and the Guarantors, the parties hereby agree as follows, which terms shall be binding on the parties:

         (a) Sun Capital Commitment to Guaranty. During the term of the Subsequent Financing Transaction, each of the Guarantors shall execute a guaranty for the benefit of the Company in order to guarantee the full performance and complete satisfaction of any and all of the Company's obligations under and pursuant to any and all agreements and documents memorializing or otherwise relaxed to the Subsequent Financing Transaction.

         (b) Company Commitment to Utilize Only Guaranteed Loans. Unless the Guarantors are unable or unwilling to execute individual guaranties for the benefit of the Company in order to guarantee the full performance and complete satisfaction of any and all of the Company's obligations under and pursuant to any and all agreements and documents memorializing or otherwise related to the subsequent financing transaction, during the term of the Subsequent Financing Transaction, the Company will not seek working capital production debt financing contemplated in the Subsequent Financing Transaction from other sources and shall continue to borrow working capital for snowmobile production purposes from the Bank, another bank or a commercial lending institution, and pay Sun Capital for the Guarantors' guarantee of the performance of the Company's obligations under any and all agreements and documents memorializing or otherwise related to the Subsequent Financing Transaction.

         (c) Term of Subsequent Financing Transaction. The term of the Subsequent Financing Transaction shall commence on the later of April 1, 2004 and the date the Company fully repays the entire principal amount advanced pursuant to the documents

                                       3.

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         and agreements executed in connection with the Loan, and shall continue through March 31, 2005.

         (d) Guaranty Fee for Subsequent Financing Transaction. As the sole consideration for the Guarantors to guarantee the full performance and complete satisfaction of any and all of the Company's obligations under and pursuant to any and all agreements and documents executed in connection with the Subsequent Financing Transaction, the Company shall pay Sun Capital a monthly guaranty fee, the amount of which will vary depending on whether sun capital elects, in its sole discretion, to be paid solely in cash or partially in cash and partially in a warrant to purchase shares of the Company's common stock. any written election by Sun Capital regarding the form of payment of the guaranty fee with respect to the Subsequent Financing Transaction shall be binding upon all Guarantors for the term of the Subsequent Financing Transaction.

                  (1) All Cash Guaranty Fee. If Sun Capital elects to receive the guaranty fee for the Subsequent Financing Transaction solely in cash, the amount of the monthly guaranty fee shall be equal to the difference between the monthly amount of interest that would be payable at an annual percentage rate of twenty percent (20%) on the amount advanced under a multiple advance promissory note in an aggregate principle amount of Ten Million Dollars ($10,000,000) in the Subsequent Financing Transaction, and the monthly amount of interest paid to the Bank, another bank or other commercial lender for the same monthly period.

                  (2) Guaranty Fee Consisting of Cash and Warrants. If Sun Capital elects to receive the guaranty fee for the Subsequent Financing Transaction in the form of cash and a warrant to purchase shares of the Company's common stock, the guaranty fee shall consist of: (i) a warrant to purchase three hundred thousand (300,000) shares of the Company's common stock; and
                           (ii) payment of a monthly fee in an amount equal to the difference between the monthly amount of interest that would be payable at an annual percentage rate of fifteen percent (15%) on the amount advanced under a multiple advance promissory note in an aggregate principle amount of Ten Million Dollars ($10,000,000) in the Subsequent Financing Transaction, and the monthly amount of interest paid to the Bank, another bank or other commercial lender for the same monthly period. The exercise price of the warrants will equal the average market price of the Company's common stock for the twenty (20) trading days immediately preceding the date Company issues the warrants to Sun Capital. The warrants will be fully exercisable upon issuance and will have a term of seven (7) years.

         (e) Buyout. The Company may elect not to utilize the assistance of Sun Capital to obtain working capital production financing for the Subsequent Financing Transaction. Upon such election by the Company, the Company shall pay to Sun Capital a fee equal to Fifty Thousand Dollars ($50,000), and issue to Sun Capital a warrant to purchase one

                                       4.

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         hundred thousand (100,000) shares of the Company's common stock on substantially the same terms and conditions as set forth above in this
         Section 4.

         5.)      Term: Termination and Effect of Termination. This Agreement
shall commence on the day and year first above written and shall continue until the Company has fully performed and completely satisfied any and all of the Company's Obligations under and pursuant to the Note, Loan Agreement, Security Agreement and Assignment, and any similar documents entered into in connection with the Guarantors' obligations as set forth in Section 3 hereof, and any similar documents executed in connection with the Subsequent Financing Transaction as set forth in Section 4 hereof.

         6.)      Revocation of Guaranties. A guaranty provided by a Guarantor to the Bank may not be revoked by the Guarantor, unless the Company materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from any of the Guarantors, in which case, each of the Guarantors shall have the right to revoke such Guarantor's guaranty.

         7.)      Further Assurances. Each of the Guarantors hereby agrees for himself, herself or itself and their heirs, executors, administrators, successors and assigns to execute and deliver any further documents and instruments, and to perform any further acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement and any agreements contemplated hereunder.

         8.)      Confidentiality. Each of the Guarantors agree that all
information disclosed by the Company to the Guarantors shall be considered "Confidential Information." Each Guarantor agrees to maintain the confidence of the Confidential Information and to prevent its unauthorized dissemination, and not to use the Confidential Information for any purpose other than the business relationship with the Company. Confidential Information shall not, however, include information which: (i) is now or subsequently becomes generally known or available by publication, commercial use or otherwise, through no fault of any Guarantor; or (ii) is lawfully obtained by a Guarantor from a third party without violation of a confidentiality obligation. All Confidential Information remains the property of the Company and no license or other rights in the Confidential Information is granted hereby. Each Guarantor agrees to return to the Company immediately upon the Company's request all Confidential Information, including but not limited to all documentation, notes, plans and copies thereof. This Agreement and the provisions hereof shall be Confidential Information, provided that the Company may disclose this Agreement and the terms of this Agreement to the extent reasonably required to comply with the Company's disclosure obligations under the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

         9.)      Remedies. Each of the parties to this Agreement acknowledges that irreparable injury will result to the Company if any Guarantor violates and fails to promptly remedy any of the Guarantors' covenants or agreements in this Agreement, and that it would be impossible to adequately ascertain or quantify the Company's damages or be compensated therefor by money damages. The parties further acknowledge that each such covenant or agreement is material. Each Guarantor agrees and consents to the entry by a court of an injunction or other equitable remedy enjoining the Guarantor's breach or threatened breach, or requiring the specific

                                       5.

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performance of the Guarantor's obligations under this Agreement, without the necessity of proof of actual damages respecting any such breach or threatened breach by a Guarantor and without bond or other security, and hereby waives the defense of the availability of relief in damages. Each of the Guarantors expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to reimbursement from each Guarantor of the Company's reasonable attorneys' fees and costs incurred in successfully enforcing its rights under this paragraph.

         10.)     Miscellaneous.

         (a) Binding Effect. This Agreement shall be binding upon the Guarantors and each of their heirs, executors, administrators, successors and assigns.

         (b) Entire Agreement; Modification. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and supersedes and nullifies any prior or contemporaneous understanding or agreement, whether written, oral or communicated in any other type of medium, between the parties relating thereto. No amendment or modification of any provision of this Agreement shall be binding unless made in writing and signed by the parties hereto.

         (c) Assignment. Neither the Company nor the Guarantors may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         (d) Notices. To be effective, all notices, consents or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder: (i) if delivered by hand, when the notifying party delivers such notice or other communication to the other party; (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date of such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier; or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or faxed communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this section:

         If to the Company:            Redline Performance Products, Inc.
                                       1120 Wayzata Boulevard East, Suite 200
                                       Wayzata, Minnesota 55391
                                       Attn:  President
                                       Facsimile No.: (952) 449-0442

         If to any Guarantor:          Sun Capital, LLC
                                       P.O. Box 67
                                       Rosholt, Wisconsin 55473
                                       Attn:  Mr. Derrick Bushman
                                       Facsimile No.: (715) 677-4252

                                       6.

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         (e)      Waiver. No waiver of any term, condition or covenant of this
         Agreement by a party shall be deemed to be a waiver of any subsequent breach of the same or other terms, covenants or conditions hereof by such party.

         (f) Construction; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (g) Titles. Titles to sections and subsections of this Agreement are solely for convenience of reference and do not modify or interpret any provisions contained therein.

         (h) Representation by Counsel; Interpretation. The Company and the Guarantors each acknowledge that they have been, or have had the opportunity to be, represented by legal counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

         (i) Arbitration. All disputes or claims arising out of, or in any way relating to, this Agreement shall be submitted to and determined by final and binding arbitration under the rules of the American Arbitration Association. Arbitration proceedings may be initiated by the Company or the Guarantors upon notice to the other and to the American Arbitration Association, and shall be conducted by a panel consisting of three (3) arbitrators under the rules of the American Arbitration Association in Minneapolis, Minnesota or such other location mutually agreed upon by the parties; provided, however, that the Company and the Guarantors may agree, following the giving of such notice, to have the arbitration proceedings conducted by a single arbitrator. The notice must describe, in general terms, the issues to be resolved in any such arbitration proceeding. Each party to the arbitration proceedings shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceedings. Any final decision of the arbitrators may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing shall prevent any party from obtaining equitable relief from a court of competent jurisdiction.

         (j) Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, without regard to such state's choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall be venued exclusively in the state and federal courts located in the County of Hennepin, State of Minnesota.

                                       7.

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         (k)      Counterparts This Agreement may be executed in separate and several counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Provide Guaranty effective as of the day and year first above written.

COMPANY:                                              SUN CAPITAL:
REDLINE PERFORMANCE                                   SUN CAPITAL, LLC
      PRODUCTS, INC.

By: /s/ Mark A. Payne                                 By: /s/ Derrick J. Bushman
    ------------------                                    ----------------------
    Its:  President                                       Its:  Member

INDIVIDUAL GUARANTORS:

/s/ Derrick J. Bushman                        /s/ Jerome J. Bushman
----------------------------------------      ----------------------------------
Derrick J. Bushman, an individual             Jerome J. Bushman, an individual
and member of Sun Capital                     and member of Sun Capital

/s/ Steven J. Campbell                        /s/ Michael J. Hofer
----------------------------------------      ----------------------------------
Steven J. Campbell, an individual             Michael J. Hofer, an individual
and member of Sun Capital                     and member of Sun Capital

/s/ Michael T. Montplaisir                    /s/ Terry J. Welle
----------------------------------------      ----------------------------------
Michael T. Montplaisir, an individual         Terry J. Welle, an individual
and member of Sun Capital                     and member of Sun Capital

                                       8.